Exhibit 4.9

WARRANT AGREEMENT

THIS WARRANT AGREEMENT is made as of                     , 2015 (the “Issuance Date”), between Foundation Healthcare, Inc., an Oklahoma corporation (the “Company”), Computershare Inc., a Delaware corporation, and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (collectively, the “Warrant Agent”), and Roy T. Oliver, Valiant Investments, LLC and Oliver Company Holdings, LLC (the “Selling Stockholders”).

WHEREAS, the Company proposes to sell units (the “Units”), each consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), of the Company and one warrant to purchase                      of a share of Common Stock (each, a “Warrant Share” and, collectively, the “Warrant Shares”) subject to adjustment as described herein (each, a “Warrant” and, collectively, the “Warrants”), pursuant to an Underwriting Agreement between the Company, Roth Capital Partners, LLC, as Representative of the Underwriters named therein, and the Selling Stockholders, dated                                 , 2015 (the “Underwriting Agreement”);

WHEREAS, each share of Common Stock included in a Unit and each Warrant Share consists of 0.85 of one authorized but unissued share of Common Stock (each, a “Primary Share’) and 0.15 of one issued and outstanding share of Common Stock (each, a “Secondary Share” and, together with the Primary Shares, the “Shares”) transferrable by the Selling Stockholders;

WHEREAS, the Company, Selling Stockholders, and the Warrant Agent have entered into a Custody Agreement, dated                     , 2015, pursuant to which the Warrant Agent has agreed to act as the custodian for the Secondary Shares included in the Units to be sold in the offering and the Secondary Shares underlying the Warrants, the warrants issuable by the Company to the Underwriters as partial compensation for their services to purchase a total of four percent (4%) of the Units sold in the offering (the “Underwriters’ Warrants”) and the Warrants issuable upon exercise of the Underwriters’ Warrants (the “Embedded Underwriters’ Warrants”);

WHEREAS, the Selling Stockholders have granted certain officers of the Company (each, an “Attorney-in-Fact”) a power of attorney (the “PoA”) to act as its attorney-in-fact with respect to the offering and sale of the Secondary Shares included in the Units and underlying the Warrants, Underwriters’ Warrants and Embedded Underwriters’ Warrants, and to negotiate and enter into this Warrant Agreement on their behalf;

WHEREAS, the Units, the Underwriters’ Warrants, and the component securities thereof were registered by the Company pursuant to a registration statement on Form S-1, Registration No. 333-197219 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on [            ] under the Securities Act of 1933, as amended (the “Act”); and

WHEREAS, the Company and the Selling Stockholders desire the Warrant Agent to act on their behalf, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants; and

WHEREAS, the parties desire to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Selling Stockholders, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company and the Selling Stockholders hereby appoint the Warrant Agent to act as agent for the Warrants and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement.

2. Warrants.

(a) Form of Warrant. Each Warrant shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chief Executive Officer, Chief Financial Officer, President or Secretary of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to serve in such capacity at the date of issuance.

(b) Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

(c) Registration.

(i) Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Warrants shall be represented by definitive Warrant Certificates in physical form. Definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A.

(ii) Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in the Warrants evidenced by a definitive Warrant Certificate is recorded in the book-entry records of the Warrant Agent. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered in the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

(d) Detachability of Warrants. The securities comprising the Units will be issued separately and will be separately transferable immediately upon issuance.

3. Terms and Exercise of Warrants.

(a) Exercise Price. The exercise price per whole share of the Common Stock under each Warrant shall be $            , subject to adjustment hereunder (the “Exercise Price”).

(b) Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the Issuance Date and terminating at 5:00 P.M., Eastern time on the [third] anniversary of the Issuance Date (the “Expiration Date”); provided, however, that the Exercise Period for the Embedded Underwriters’ Warrants shall begin on the date such Warrants are issued and the Expiration Date shall be, and the Exercise Period shall end, with respect to such Warrants on the fifth anniversary of the effective date of the Registration Statement. Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

(c) Exercise of Warrants.

(i) Exercise and Payment. A registered holder may exercise a Warrant by delivering, not later than 5:00 P.M., Eastern time, on any Business Day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its corporate trust department (i) the Warrant Certificate evidencing the Warrants to be exercised, (ii) an election to purchase the Shares underlying the Warrants to be exercised (the “Election to Purchase”), properly completed and executed by the registered holder on the reverse of the Warrant Certificate, and (iii) except with respect to Embedded Underwriters’ Warrants exercised on a cashless basis, the Warrant Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds.

(ii) Cashless Exercise of Embedded Underwriters’ Warrants. The holder of an Embedded Underwriters’ Warrant may pay the Warrant Price for such Warrant in one of the following manners:

(1) Cash Exercise. The holder of an Embedded Underwriters’ Warrant may deliver immediately available funds in the manner described above; or

(2) Cashless Exercise. The holder of an Embedded Underwriters’ Warrant may include in its Election to Purchase an election to utilize cashless exercise, in which event the number of Shares to be issued or transferred to such holder with respect to the exercise of such Embedded Underwriters’ Warrant shall be determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Shares to be issued to the Holder.

Y = the number of Shares with respect to which the Embedded Underwriters’ Warrant is being exercised.

A = the average of the daily volume weighted average price for shares of Company Common Stock for the five Trading Days immediately prior to (but not including) the Exercise Date plus $             (representing the price per Embedded Underwriters’ Warrant).

B = the Warrant Price.

For purposes of Rule 144 promulgated under the Act, it is intended, understood and acknowledged that the Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the holder, and the holding period for the Warrants shall be deemed to have commenced, on the date the applicable warrant was originally issued.

If any of (A) the Warrant Certificate, (B) the Election to Purchase, or (C) the Warrant Price therefor (with respect to Warrants other than Embedded Underwriters’ Warrants), is received by the Warrant Agent after 5:00 P.M., Eastern time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day that is a Business Day. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the registered holder or Participant1, as the case may be, as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the registered holder and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a registered holder of the invalidity of any exercise of Warrants.

All funds received by the Warrant Agent under this Warrant Agreement that are to be distributed or applied by the Warrant Agent in the performance of services (the “Funds”) shall be held by the Warrant Agent for the benefit of the Company and the Selling Stockholders and deposited in one or more bank accounts to be maintained by the Warrant Agent in its name for the benefit of the Company and the Selling Stockholders. Until paid pursuant to this Warrant Agreement, the Warrant Agent may hold or invest the Funds through such accounts in accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Warrant Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by the Warrant Agent in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. The Warrant Agent may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. The Warrant Agent shall not be obligated to pay such interest, dividends or earnings to the Company, the Selling Stockholders or any holder or any other party.

[1]	Please define.

(iii) Issuance of Certificates. The Warrant Agent shall, within a reasonable time after request, advise the Company and the transfer agent and registrar in respect of (a) the Shares acquirable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Warrant Agreement, (b) the instructions of each registered holder or Participant, as the case may be, with respect to delivery of the Warrant Shares issuable upon such exercise, and the delivery of definitive Warrant Certificates, as appropriate, evidencing the balance, if any, of the Warrants remaining after such exercise, and (c) such other information as the Company or such transfer agent and registrar shall reasonably require.

Provided that, except with respect to Embedded Underwriters’ Warrants exercised on a cashless basis, the Warrant Agent has received funds in the amount of the Exercise Price, the Company shall, by 5:00 P.M., Eastern time, on the third Business Day next succeeding the Exercise Date of any Warrant and, for Warrants other than Embedded Underwriters’ Warrants exercised on a cashless basis, the clearance of the funds in payment of the Warrant Price (the “Warrant Shares Delivery Date”), execute, issue and deliver to the Warrant Agent, the Primary Shares constituting Warrant Shares, and shall cause one or more Attorneys-in-Fact to issue instructions to the Warrant Agent concerning the transfer of the Secondary Shares constituting Warrant Shares, to which such registered holder or Participant, as the case may be, is entitled, in fully registered form, registered in such name or names as may be directed by such registered holder or the Participant, as the case may be. Upon receipt of such Warrant Shares, the Warrant Agent shall, as soon as thereafter practicable, transmit such Warrant Shares to or upon the order of the registered holder or Participant, as the case may be; provided, however, that the Warrant Agent shall, by 5:00 P.M. Eastern Time, on the third Business Day next succeeding such Exercise Date, deliver the Warrant Shares as described above if the Warrant Agent shall have received by such time all required items as specified herein.

In lieu of delivering physical certificates representing the Warrant Shares acquirable upon exercise, provided the Company’s transfer agent is participating in [a depository’s distribution program], the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Warrant Shares acquirable upon exercise to the registered holder by crediting the account of the registered holder’s prime broker with the depository through its [Deposit Withdrawal Agent Commission] system. The time periods for delivery described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

If the Warrant Agent fails to comply with the preceding paragraphs in this Section 3(c)(iii) by the Warrant Shares Delivery Date, then the registered holder will have the right to rescind its exercise.

(iv) Valid Issuance. All Primary Shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and nonassessable. All Secondary Shares of Common Stock transferred upon the proper exercise of a Warrant in conformity with this Warrant Agreement have been validly issued and are fully paid and nonassessable.

(v) Dividends. The accrual of dividends, if any, on the Warrant Shares issued or transferred upon the valid exercise of any Warrant will be governed by the terms generally applicable to the Common Stock. From and after the issuance of such Warrant Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Common Stock and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Warrant Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to the Common Stock.

(vi) No Fractional Exercise. A registered holder may exercise a Warrant from time to time only for whole shares of Common Stock. No fractional shares or scrip representing fractional shares shall be issued or transferred upon the exercise of a Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share. If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of unexercised Warrants remaining shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 2 of this Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder. If fewer than all the Warrants evidenced by a Book-Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depository, its nominee for each Book-Entry Warrant Certificate, or a Participant, as appropriate, evidencing the balance of the Warrants remaining after such exercise. The Company shall provide an initial funding of [one thousand dollars ($1000)] for the purpose of issuing cash in lieu of fractional shares. From time to time thereafter, the Warrant Agent may request additional funding to cover payments for fractional Warrant Shares. The Warrant Agent shall have no obligation to make such payments for fractional Warrant Shares unless the Company shall have provided the necessary funds to pay in full all amounts due and payable with respect thereto.

(vii) No Transfer Taxes. Issuance or transfer of Warrant Shares shall be made without charge to a registered holder for any issue or transfer tax or other incidental expense in respect of the issuance or transfer of such Warrant Shares, all of which taxes and expenses related to the issuance of Primary Shares shall be paid by the Company and all of which taxes and expenses related to the transfer of the Secondary Shares shall be paid by the Selling Stockholders, and such Warrant Shares shall be issued or transferred in the name of the registered holder or in such name or names as may be directed by the registered holder; provided, however, that in the event Warrant Shares are to be issued or transferred in a name other than the name of the registered holder, a Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the registered holder and the Company or Attorney-in-Fact (on behalf of the Selling Stockholders) may require, as a condition thereto, the payment of a sum sufficient to reimburse the Company or Selling Stockholders for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any exercise notice.

(viii) Date of Issuance. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

(ix) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue and cause the transfer agent to promptly transfer to the registered holder the number of Warrant Shares that are not disputed.

(x) Limitations on Exercise. The Warrant Agent shall not effect any exercise of this Warrant, and a registered holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such issuance or transfer after exercise as set forth on the applicable exercise notice, the registered holder (together with the registered holder’s affiliates, and any other persons acting as a group together with the registered holder or any of the registered holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the registered holder and its affiliates shall include the number of shares of Common Stock acquirable upon exercise of the Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be acquirable upon (i) exercise of the remaining, nonexercised portion of any Warrant beneficially owned by the registered holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the registered holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(c)(x), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the registered holder that the Company is not representing to the registered holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the registered holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(c)(x) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the registered holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the registered holder, and the submission of an exercise notice shall be deemed to be the registered holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the registered holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(c)(x), in determining the number of outstanding shares of Common Stock, a registered holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a registered holder, the Company shall within two Trading Days confirm orally and in writing to the registered holder the number of shares of Common Stock then outstanding as established by (A), (B) or (C) above, as applicable. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the registered holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock acquirable upon exercise of this Warrant. The registered holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(c)(x), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance or transfer of shares of Common Stock upon exercise of this Warrant held by the registered holder and the provisions of this Section 3(c)(x) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company and shall only be effective with respect to such registered holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(c)(x) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

The Warrant Agent shall have no obligation under this Warrant Agreement to calculate, confirm or verify the accuracy of the correctness of, the number of Warrant Shares issuable in connection with a cashless exercise.

(d) Cost Basis Information.

(i) In the event of a cash exercise, the Company hereby instructs the Warrant Agent to record cost basis for newly issued shares as follows: [issuer to fill in calculation method]

(ii) In the event of a cashless exercise: the Company shall provide cost basis for shares issued pursuant to a cashless exercise at the time the Company confirms the number of Warrant Shares issuable in connection with the cashless exercise to the Warrant Agent pursuant to Section (c)(2)(ii) hereof.

4. Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while a Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any Primary Shares of Common Stock issued by the Company upon exercise of a Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares acquirable upon exercise of a Warrant shall be proportionately adjusted such that the aggregate Exercise Price of a Warrant shall remain unchanged. Any adjustment made pursuant to this Section 4(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Pro Rata Distributions. If the Company, at any time while a Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the registered holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights, options or warrants to subscribe for or purchase any security, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights, options or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement provided to the registered holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights, options or warrants applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c) Fundamental Transaction. If, at any time while a Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a merger with a wholly-owned subsidiary of the Company for purposes of offering a corporate name change), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of a Warrant, the registered holders each shall have the right to receive, for each Warrant Share that would have been acquirable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(c)(x) on the exercise of a Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(c)(x) on the exercise of a Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each registered holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of a Warrant following such Fundamental Transaction.

The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant Agreement in accordance with the provisions of this Section 4(c) pursuant to written agreements in form and substance reasonably satisfactory to the registered holder and approved by the registered holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the registered holder, deliver to the registered holder in exchange for a Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of a Warrant (without regard to any limitations on the exercise of a Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of a Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the registered holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of a Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under a Warrant with the same effect as if such Successor Entity had been named as the Company herein.

(d) Notices.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall give reasonable written notice thereof to the Warrant Agent, which notice shall set forth the Exercise Price after such adjustment and set forth a brief statement of the facts requiring such adjustment. The Company agrees that it will provide the Warrant Agent with any new or amended exercise terms.

(ii) Notices of Certain Events to Allow Exercise. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to each registered holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, options or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The registered holder shall remain entitled to exercise a Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

(e) Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

(f) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

5. Transfer and Exchange of Warrants.

(a) Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

(b) Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

A party requesting transfer of Warrants must provide any evidence of authority that may be required by the Warrant Agent, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

(c) Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate or a for a fraction of a warrant.

(d) Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

(e) Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Registered Holders of Warrants.

(a) No Rights as Stockholder. Except as otherwise specifically provided herein, a registered holder, solely in its capacity as a holder of a Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a registered holder, solely in its capacity as the registered holder of a Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance or transfer to the registered holder of the Warrant Shares which it is then entitled to receive upon the due exercise of a Warrant. In addition, nothing contained in this Warrant Agreement shall be construed as imposing any liabilities on a registered holder to purchase any securities (upon exercise of a Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder.

(b) Lost, Stolen or Destroyed Warrants. The Warrant Agent shall issue replacement Warrants in a form mutually agreed to by Warrant Agent and the Company for those certificates alleged to have been lost, stolen or destroyed, upon receipt by the Warrant Agent of an open penalty surety bond satisfactory to it and holding it and Company harmless, absent notice to Warrant Agent that such certificates have been acquired by a bona fide purchaser. The Warrant Agent may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity.

(c) Authorized Shares. The Company covenants that, during the period the Warrants are outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of Primary Shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under a Warrant. The Company further covenants that its issuance of the Warrants shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Primary Shares constituting Warrant Shares upon the exercise of the purchase rights under the Warrants. The Company will take all such reasonable action as may be necessary to assure that such Primary Shares constituting Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Primary Shares constituting Warrant Shares which may be issued upon the exercise of the purchase rights represented by a Warrant will, upon exercise of the purchase rights represented by a Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and all Secondary Shares constituting Warrant Shares which may be transferred upon the exercise of the purchase rights represented by a Warrant have been duly authorized and validly issued and are fully paid and nonassessable, free from all taxes, liens and charges created by the Company in respect of the issue or transfer thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(d) Observance of Terms of Warrant. Except and to the extent as waived or consented to by a registered holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of a Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of a registered holder as set forth in this Warrant Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Primary Shares constituting Warrant Shares upon the exercise of a Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant Agreement.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which a Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Assurance of No Securities Law Violation. The Company covenants that it will take all such action as may be necessary to ensure that the shares of Common Stock acquirable upon the exercise of the Warrants may be so issued or transferred without violation of any applicable federal or state law or regulation, or of any requirements of any securities exchange upon which any Common Stock of the Company may be listed, if any.

(f) Registration of Common Stock. The Company covenants that prior to the Expiration Date, it shall use its best efforts to prepare and file with the Commission such post-effective amendments to the Registration Statement, or a new registration statement, for the registration under the Act of the Common Stock acquirable upon exercise of the Warrants, and it shall take such action as is necessary to qualify for sale, in those states in which the Warrants were initially offered by the Company, the Common Stock acquirable upon exercise of the Warrants. In either case, the Company will use its best efforts to maintain the effectiveness of such registration statement and ensure that a prospectus is available for delivery to the Warrant holders until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement. The Warrants (other than Embedded Underwriters’ Warrants) shall not be exercisable and the Company shall not be obligated to issue or cause the transfer of Common Stock unless, at the time a holder seeks to exercise Warrants, a prospectus related to the Common Stock acquirable upon exercise of the Warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the laws of the state of residence of the holder of the Warrants. In addition, the Company agrees to use its best efforts to register such securities under the blue sky laws of the states of residence of exercising Warrant holders, if permitted by the blue sky laws of such jurisdictions, in the event that an exemption is not available. The provisions of this Section 6(f) may not be modified, amended or deleted without the prior written consent of Roth Capital Partners, LLC.

7. Concerning the Warrant Agent and Other Matters.

(a) Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Primary Shares of Common Stock upon the exercise of Warrants and the Selling Stockholder will from time to time promptly pay all taxes and charges that may be imposed upon the Selling Stockholder or the Warrant Agent in respect of the transfer or delivery of Secondary Shares of Common Stock upon the exercise of Warrants. The Warrant Agent shall not register any transfer or issue or deliver any Warrant Certificate(s) or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax, if any, has been paid.

(b) Resignation, Consolidation, or Merger of Warrant Agent.

(i) Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving thirty (30) days’ notice in writing to the Company pursuant to Section 8(b) hereof. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under applicable laws to exercise the powers of a transfer agent and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

(ii) Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than thirty (30) days before the effective date of any such appointment.

(iii) Merger or Consolidation of Warrant Agent. Any entity into which the Warrant Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the business of the Warrant Agent, shall be the successor Warrant Agent under this Warrant Agreement without any further act.

(c) Fees and Expenses of Warrant Agent.

(i) Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

(ii) Further Assurances. The Company and Selling Stockholders shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

(d) Liability of Warrant Agent.

(i) Reliance. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company or Selling Stockholders prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, President or Chairman of the Board of the Company or any Attorney-in-Fact on behalf of the Selling Stockholders and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

(ii) Indemnification. The Company covenants and agrees to indemnify and to hold the Warrant Agent harmless against any costs, expenses (including reasonable fees of its legal counsel), losses or damages, which may be paid, incurred or suffered by or to which it may become subject, arising from or out of, directly or indirectly, any claims or liability resulting from its actions as Warrant Agent pursuant hereto; provided, that such covenant and agreement do not extend to, and the Warrant Agent shall not be indemnified with respect to, such costs, expenses, losses and damages incurred or suffered by the Warrant Agent as a result of, or arising out of, its gross negligence, bad faith, or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction).

(iii) Instructions. From time to time, the Company and/or Attorneys-in-Fact may provide the Warrant Agent with instructions concerning the services performed by the Warrant Agent hereunder. In addition, at any time Warrant Agent may apply to any officer of Company or Attorney-in-Fact for instruction, and may consult with legal counsel for Warrant Agent or Company or Selling Stockholders with respect to any matter arising in connection with the services to be performed by the Warrant Agent under this Warrant Agreement. The Warrant Agent and its agents and subcontractors shall not be liable and shall be indemnified by the Company and for any action taken or omitted by the Warrant Agent in reliance upon any Company or Attorney-in-Fact instructions or upon the advice or opinion of such counsel. The Warrant Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company or an Attorney-in-Fact.

(iv) Rights and Duties of Warrant Agent. (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in accordance with such opinion.

(b) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(c) The Warrant Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any holder of Warrants with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

(d) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this

Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

(e) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(f) The Warrant Agent may rely on and shall be held harmless and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in reliance upon any certificate, statement, instrument, opinion, notice, letter, facsimile transmission, telegram or other document, or any security delivered to it, and believed by it to be genuine and to have been made or signed by the proper party or parties, or upon any written or oral instructions or statements from the Company with respect to any matter relating to its acting as Warrant Agent hereunder.

(g) The Warrant Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it.

(h) The Warrant Agent shall not be liable or responsible for any failure of the Company to comply with any of its obligations relating to any registration statement filed with the Commission or this Warrant Agreement, including without limitation obligations under applicable regulation or law.

(i) The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrants authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Warrant Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants.

(j) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Warrant Agent shall not assume any obligations or relationship of agency or trust with any of the owners or holders of the Warrants.

(k) The Warrant Agent may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

(l) In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent, may, in its sole discretion, refrain from taking any action, and shall be fully protected and shall not be liable in any way to the Company, the holder of any

Warrant Certificate or Book-Entry Warrant Certificate or any other person or entity for refraining from taking such action, unless the Warrant Agent receives written instructions signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of Warrant Agent.

(v) Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company or the Selling Stockholders of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments or calculation required under the provisions of this Warrant Agreement hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock are or will when issued be valid and fully paid and nonassessable. The Warrant Agent shall have no obligation under this Warrant Agreement to determine whether an adjustment or event set forth under Section 4 hereof has occurred or is scheduled or contemplated to occur.

(e) Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company and Selling Stockholders with respect to Warrants exercised and concurrently account for, and pay to the Company and Selling Stockholders, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

(f) Limitation on Liability of Warrant Agent. Notwithstanding anything contained herein to the contrary, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Warrant Agent is being sought.

(g) Survival. The provisions of this Section 7 shall survive termination of this Warrant Agreement or any removal of the Warrant Agent.

(h) Opinion of Counsel. The Company shall provide an opinion of counsel to the Warrant Agent prior to the Issuance Date to set up a reserve of Warrants and related Common Stock. The opinion shall state that all Warrants or Common Stock, as applicable, are:

(i) registered under the Act, or are exempt from such registration;

(ii) as to Common Stock, validly issued, fully paid and non-assessable; and

(iii) as to Warrants, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

8. Miscellaneous Provisions.

(a) Successors. Subject to applicable securities laws, all the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

(b) Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Foundation Healthcare, Inc.

14000 N. Portland Avenue, Ste. 200

Oklahoma City, Oklahoma 73134

Attn: [    ]

Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Computershare Inc.

Computershare Trust Company, N.A.

250 Royall Street

Attn: Client Administration

with a copy in each case to:

Roth Capital Partners, LLC

6183 Paseo Del Norte, Ste. 290

Carlsbad, California 92011

Attn: [    ]

and

DLA Piper LLP (US)

2525 E. Camelback Rd., Ste. 1000

Phoenix, Arizona 85016

Attn: Steven D. Pidgeon, Esq.

Ann Lawrence, Esq.

and

Roy T. Oliver

Valiant Investments, LLC

Oliver Company Holdings, LLC

101 North Robinson, Ste. 900

Oklahoma City, Oklahoma 73102

Attn: Roy T. Oliver

Any notice, sent pursuant to this Warrant Agreement shall be effective when sent.

(c) Jurisdiction. The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company and the Selling Stockholders hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Selling Stockholders hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum. Any such process or summons to be served upon the Company or the Selling Stockholders may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8(b) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company or the Selling Stockholder in any action, proceeding or claim.

(d) Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

(e) Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

(f) Counterparts. This Warrant Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Warrant Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

(g) Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

(h) Amendments. This Warrant Agreement may be amended by the parties hereto without the consent of any registered holder: (i) for the purpose of curing any ambiguity or (ii) of curing, correcting or supplementing any defective provision contained herein or (iii) adding or for the purpose of changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not materially adversely affect the interest of the registered holders. Any modifications or amendments to Section 3(c)(x) shall require the written consent of all the registered holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the registered holders of Warrants equal to at least 67% of the Warrant Shares acquirable upon exercise of all then outstanding Warrants.

As a condition precedent to the Warrant Agent’s execution of any amendment, the Company shall deliver to the Warrant Agent a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 8(h).

(i) Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant Agreement.

(j) Restrictions. Each registered holder acknowledges that the Warrant Shares acquired upon the exercise of a Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

(k) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of a registered holder shall operate as a waiver of such right or otherwise prejudice such a registered holder’s rights, powers or remedies. Without limiting any other provision of this Warrant Agreement or the Underwriting Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant Agreement or the Warrants, which results in any material damages to a registered holder, the Company shall pay such registered holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the registered holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(l) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the registered holder to exercise a Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of a registered holder, shall give rise to any liability of each registered holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(m) Remedies. The registered holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Warrant Agreement. The Company and the Selling Stockholders agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant Agreement and hereby agree to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(n) Confidentiality. The Warrant Agent, Company and Selling Stockholders agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement including the fees for services provided under separate cover shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities.

(o) Consequential Damages. No party to this Warrant Agreement shall be liable to the other party for any consequential, indirect, special, or incidental damages under any provisions of this Warrant

Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

(p) Force Majeure. Notwithstanding anything to the contrary contained herein, the Warrant Agent will not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

9. Certain Definitions. For purposes of this Warrant Agreement, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

(b) “Common Stock” means (i) the Company’s shares of Common Stock and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(c) “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(e) “Trading Day” means a day on which the principal Trading Market is open for trading.

(f) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the Pink OTC Markets, Inc. (or any successors to any of the foregoing).

(g) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company and reasonably acceptable to the holders of a majority in interest of the total number of

Warrants issued under the Underwriting Agreement then outstanding, the fees and expenses of which shall be paid by the Company.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

FOUNDATION HEALTHCARE, INC.

By:
Name:
Title:

COMPUTERSHARE INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A.

By:
Name:
Title:

ROY T. OLIVER VALIANT INVESTMENTS, LLC OLIVER COMPANY HOLDINGS, LLC

By:
As Attorney-in-Fact acting on behalf of the Selling Stockholders

Warrant Agreement

EXHIBIT A

WARRANT NUMBER: ____

FOUNDATION HEALTHCARE, INC.

WARRANT CERTIFICATE2

THIS CERTIFIES THAT, for value received

_________________________

is the registered holder of a Warrant or Warrants (the “Warrant”) expiring on              subject to extension in certain events (“Expiration Date”), to purchase              fully paid and non-assessable shares (“Shares”) of Common Stock, par value $0.0001 per share (“Common Stock”), of Foundation Healthcare, Inc., an Oklahoma corporation (the “Company”). The Warrant entitles the holder thereof to purchase such number of shares of Common Stock at the price of $             per share (subject to adjustment), upon surrender of this Warrant Certificate and, with respect to Warrants other than Embedded Underwriters’ Warrants, payment of the Warrant Price to Computershare Inc. and Computershare Trust Company, N.A. (collectively, the “Warrant Agent”), at its corporate trust department, but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Agent (as may be amended from time to time, the “Warrant Agreement”). The Warrant Agreement provides that upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per share of Common Stock at which Shares may be purchased at the time the Warrant is exercised. Capitalized terms used and not defined herein shall have the meanings set forth in the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, at its election, either pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Exercise Price or round up such fraction to the next whole share.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Upon surrender of the Warrant Certificate for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer, the Warrant Agent shall register the transfer. A new Warrant Certificate or Warrant Certificates evidencing in the aggregate a like number of Warrants shall be issued and the old Warrant Certificate shall be canceled.

Warrant Certificates, when surrendered to the Warrant Agent, may be transferred or exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service

[2]	NTD: Legend

A-1

charge, for another Warrant Certificate or Warrant Certificates evidencing in the aggregate a like number of Warrants.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant Certificate does not entitle the registered holder to any of the rights of a stockholder of the Company.

[Remainder of page intentionally left blank. Signature page follows.]

A-2

FOUNDATION HEALTHCARE, INC.

By:
Name:
Title:

COUNTERSIGNED:

COMPUTERSHARE INC. as Warrant Agent

By:
Authorized Officer

COMPUTERSHARE TRUST COMPANY, N.A. as Warrant Agent

By:
Authorized Officer

[Signature page to Warrant Certificate]

SUBSCRIPTION FORM

(to be executed by the registered holder in order to exercise Warrants)

The undersigned registered holder irrevocably elects to exercise Warrants to purchase                      shares of Common Stock represented by this Warrant Certificate, and to purchase such shares of Common Stock acquirable upon the exercise of such Warrants. If the Warrant is an Embedded Underwriters’ Warrant, the holder intends that payment of the Warrant Price shall be made as (i) a “cash exercise” with respect to                      shares of Common Stock; and/or (ii) a “cashless exercise” with respect to                      shares of Common Stock, and, accordingly, that                      shares of Common Stock shall be delivered pursuant to the exercise of such Embedded Underwriters’ Warrant hereby.

The holder requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to:

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the registered holder at the address stated below:

Dated:

(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)

ASSIGNMENT

(to be executed by the registered holder in order to assign Warrants)

For Value Received,                                  hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to

(PLEASE PRINT OR TYPE NAME AND ADDRESS)

Warrants to purchase                                      shares of Common Stock represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints                                                   Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

(SIGNATURE)

The signature to the assignment of the Subscription Form must correspond to the name written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a commercial bank or trust company or a member firm of the American Stock Exchange, New York Stock Exchange, Pacific Stock Exchange or Chicago Stock Exchange.